UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2005

CCC INFORMATION SERVICES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28600	54-1242469
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Trade Center Chicago

444 Merchandise Mart

Chicago, Illinois 60654

(Address of Principal Executive Offices)

312-222-4636

(Registrant’s telephone number, including area code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

CCC Information Services Group Inc. (the “Company” or “CCC”) announced today that it entered into an Agreement and Plan of Merger, dated as of September 21, 2005 (the “Merger Agreement”), by and among the Company, Cougar Holdings, Inc., a Delaware corporation (“Parent”), and Cougar Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing after the merger as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are entities affiliated with Investcorp, the global investment group.

Pursuant to the Merger Agreement, CCC stockholders will receive $26.50 in cash for each share of CCC common stock, representing a 10.3% premium over the average closing price of CCC’s stock for the last 90 trading days. The fully diluted equity value of the transaction is approximately $495 million.

The Company’s board of directors has unanimously approved the Merger Agreement. In addition, CCC’s two largest shareholders, White River Ventures, Inc. and Capricorn Investors III, L.P., have agreed to vote a total of 4,751,735 shares of CCC common stock in the case of White River and 51 shares of Series F Preferred Stock in the case of Capricorn, representing approximately 30% of the voting power of the Company’s outstanding shares, in favor of the transaction.

The transaction is subject to various conditions, including approval of the transaction by CCC’s stockholders and the expiration of the applicable waiting period under the Hart-Scott-Rodino Act. The definitive agreement includes customary provisions permitting CCC’s board to receive and accept an alternative proposal if that proposal if more favorable to the Company’s stockholders and reasonably capable of being completed, subject to expense reimbursement and payment of a termination fee.

CCC will continue to be headquartered in Chicago and led by the current management team, including Githesh Ramamurthy as CEO.

The foregoing description of the Merger and related transactions is not complete and is qualified in its entirety by reference to the Merger Agreement, Stockholders’ Agreement and Press Release, which are filed as exhibits hereto and are incorporated herein by reference.

Important Additional Information Will be Filed with the SEC

CCC plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the transaction. Investors and stockholders are urged to read the Proxy Statement carefully when it becomes available because it will contain important information about CCC, the transaction and related matters. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by CCC through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Proxy Statement from CCC by contacting Georgeson Shareholder Communications Inc., 17 State Street, New York, NY 10004, or by telephone at (877) 901-6134.

CCC and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. Information regarding CCC’s directors and executive officers is contained in CCC’s Annual Report on Form 10-K for the year ended December 31, 2004 and its Proxy Statement, filed on Schedule 14A, dated April 22, 2005, which are filed with the SEC. These documents are available free of charge at the SEC’s web site www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including those described in the Company’s filings with the SEC, and that actual results or developments may differ materially from those in the forward-looking statements. Specific factors that might cause actual results to differ from expectations include, but are not limited to, competition in the automotive claims and collision repair industries, the ability to develop new products and services, the prolonged sales and implementation cycles of some of the Company’s new products, the ability to protect trade secrets and proprietary information, the ability to generate the cash flow necessary to meet the Company’s obligations, the outcome of certain legal proceedings including court approval of class action litigation and negotiation of settlement documentation, and other factors. The Company cannot predict whether other existing cases relating to total loss valuations can be resolved on comparable terms or whether additional suits may be filed in the future. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof. The Company has based these forward-looking statements on information currently available and disclaims any intention or obligation to update or revise any forward-looking statement.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated September 21, 2005, by and among CCC Information Services Group Inc., Cougar Holdings, Inc. and Cougar Merger Sub, Inc.

99.2	Stockholders’ Agreement, dated as of September 21, 2005, among Cougar Holdings, Inc., White River Ventures, Inc. and Capricorn Investors III, L.P.

99.3	Press release dated September 22, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2005

CCC INFORMATION SERVICES GROUP INC.

By:	/S/ PETER J. FALCONER
Peter J. Falconer Assistant General Counsel & Secretary

Exhibit Index

Exhibit No.	Description

99.1	Agreement and Plan of Merger, dated September 21, 2005, by and among CCC Information Services Group Inc., Cougar Holdings, Inc. and Cougar Merger Sub, Inc.

99.2	Stockholders’ Agreement, dated as of September 21, 2005, among Cougar Holdings, Inc., White River Ventures, Inc. and Capricorn Investors III, L.P.

99.3	Press release dated September 22, 2005

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